Exhibit 10.4

AGREEMENT TO SELL AND PURCHASE MINERAL RESERVES, REAL PROPERTY
AND SHARES OF COMMON STOCK

THIS AGREEMENT, made and entered into this 23rd day of August, 2001, is by and between IRON MASK MINING COMPANY, INC., a corporation organized under the laws of the State of Idaho, whose mailing address is 656 Cedar St. Ponderay, Idaho 83852, hereinafter referred to as "Iron Mask", and Cordoba Corporation and Garnet Mining Corporation, both of which are corporations organized under the laws of the State of Montana, both of whose mailing address is c/o David Rodli Law Offices, 2001 S. Russell, Missoula, Montana 59801, hereinafter collectively referred to as "Garnet."

RECITALS :

WHEREAS, Iron Mask is an Idaho corporation whose shares are listed on and reading on the Bulletin Board operated by the National Association Of Securities Dealers, Inc. and who files reports with the Securities And Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934 and who wishes to acquire properties and business opportunities consonant with its business purposes; and

WHEREAS, Garnet wishes to sell certain of its mineral properties and rights for valuable consideration; and

WHEREAS, Garnet previously entered into an Agreement To Sell And Purchase certain of said properties with William Wells, the purchaser's inchoate interest in which was assigned to Oremont Corp., and thereafter assigned by Oremont Corp. to Iron Mask, but which did not close in a timely fashion; and

WHEREAS, Iron Mask wishes to purchase certain of Garnet's properties and mineral rights for valuable consideration;

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. PURCHASE OF LEAD KING AND GRANT AND HARTFORD CLAIMS.

Iron Mask hereby agrees to purchase and Garnet hereby agrees to sell the Lead King Lode Mining Claim and the Henry Grant And James Hartford Lode Mining Claim, including all surface rights, mineral rights and existing mine tailing dumps, for the price of $150,000.00 cash, to be paid within thirty (30) days of the date of this agreement. Upon closing, Garnet shall convey said claims to Iron Mask free and clear of all liens and encumbrances, except as may be agreed between the parties at the time and: (a) reservations and exceptions in patents from the United States or the State of Montana; (b) visible easements, easements of record and rights of way; (c) all building, use, zoning, sanitary and environmental restrictions; and (d) taxes and assessments for 2001 and subsequent years. Iron Mask shall have the right to review and approve the preliminary title commitment thereon, consonant with the terms of this paragraph, prior to closing. The legal descriptions for said mining claims, being located in Granite County, Montana, are:

The LEAD KING Lode Mining Claim, Survey No. 4511, in approximate Section 3, Township 12 North, Range 14 West, M.P.M., Granite County, Montana.

EXPRESSLY EXCEPTING AND EXCLUDING from these presents all that portion of the ground hereinbefore described, embraced in said Grant and Hartford lode claim unsurveyed. All according to Patent recorded in Book 2 of Patents, Page 573, Official Records.

The HENRY GRANT and JAMES HARTFORD Lode Mining Claim, Survey No. 7327, in approximate Section 3, Township 12 North, Range 14 West, M.P.M., Granite County, Montana.

EXPRESSLY EXCEPTING AND EXCLUDING from these presents all that portion of the ground hereinbefore described, embraced in said mining claims or surveys Nos. 5853 and 6970. All according to Patent recorded in Book 2 of Patents and Page 597, official Records.

In the event the underlying obligations on the foregoing claims are not timely paid and are foreclosed by judicial action, Iron Mask shall have the right, if such right exists, to purchase said properties through redemption, provided that the difference between the $150,000.00 purchase price and the redemption price shall be paid directly by Iron Mask to Garnet.

2. PURCHASE OF CERTAIN MINERAL RESERVES.

 Iron Mask hereby agrees to purchase and Garnet hereby agrees to sell free and clear of all liens and encumbrances except as may be agreed between the parties, the mineral rights in and to the Dewey And Midnight Lode Mining Claims, the Nancy Hanks Lode Mining Claim, the Tiger Lode Mining Claim, the Placer Mining Claim No. 751, Tracts A and B Amended and Garnet's right title and interest in and to the Shamrock Unpatented Mining Claim for an agreed value of $3,273,456.00, the consideration for which shall be the issuance by Iron Mask to Garnet (in the proportions directed by the Garnet companies) of 16,367,280 shares of the common stock of Iron Mask, with a deemed value of $0.20 per share, subject to later adjustment as provided for herein. The mineral reserves shall be conveyed by Mineral Deed as soon as is practicable after the execution of this Agreement and upon the tender of share certificates evidencing the shares conveyed in the increments requested by Garnet. If, within one (1) year after the execution of this Agreement the publicly traded shares of Iron Mask are not trading at $0.20 or more per share, the high price for the public sale of such shares on the anniversary date of this Agreement shall become the deemed value per share, and additional shares of the common stock of Iron Mask will be issued to the end that the total number of shares issued, when multiplied by the high price for the public sale of shares on the anniversary date of this Agreement, shall equal $3,273,456.00 (e.g., if the high price on said anniversary date is $0.15 per share, Iron Mask shall issue to Garnet an additional 5,455,760 shares, making the total issuance 21,823,040, which, when multiplied by $0.15 equals $3,273,456.00). The legal description of the claims whose mineral rights are being so conveyed, being located in Granite County, Montana, are as follows:

The DEWEY AND MIDNIGHT Lode Mining Claims, Survey No. 9833, in approximate Section 3, Township 12 North, Range 14 West, M.P.M., Granite County, Montana.

EXPRESSLY EXCEPTING AND EXCLUDING from these presents all that portion of the ground hereinbefore described embraced in said mining claims or Survey No. 751 Amended and said Shamrock and Last Chance Lode claims, unsurveyed. All according to Patent recorded in Book 34 of Deeds, Page 381, Official Records.

The INTERNATIONAL Lode Mining Claim, Survey No. 3612, in approximate Section 3, Township 12 North, Range 14 West, M.P.M., Granite County, Montana.

EXPRESSLY EXCEPTING AND EXCLUDING from these presents all that portion of the ground hereinbefore described embraced in Homestake Lode claim. All according to Patent recorded in Book L of Deeds, Page 374, Official Records.

The NANCY HANKS Lode Mining Claim, Survey No. 5365, in approximate Section 3, Township 12 North, Range 14 West, M.P.M, Granite County, Montana. All according to Patent recorded in Book 34 of Deeds, Page 614, Official Records.

The TIGER Lode Mining Claim, Survey No. 5361, in approximate Section 3, Township 12 North, Range 14 West, M.P.M., Granite County, Montana.

EXPRESSLY EXCEPTING AND EXCLUDING from these presents all that portion of the ground hereinbefore described embraced in said mining claim or Survey No. 5365. All according to Patent recorded in Book 2 of Patents, Page 189, Official Records.

PLACER MINING CLAIM No. 751, TRACTS A AND B AMENDED in approximate Section 3, Township 12 North, Range 14 West, M.P.M., Granite County, Montana.

EXPRESSLY EXCEPTING AND EXCLUDING from these presents all that portion of the ground hereinbefore described embraced in said mining claims or surveys Nos. 5521 and 5361. All according to Patent recorded in Book 2 of Patents, Page 555, Official Records.

THE SHAMROCK Unpatented Mining Claim, serial number MMC17214.

3. RESTRICTED NATURE OF SHARES.

 The shares of the common stock of Iron Mask conveyed to Garnet pursuant to this agreement shall carry certain restrictions. The certificates representing the shares of restricted common stock delivered pursuant to this Agreement will contain the following restrictive legend and may only be transferred in compliance with Federal and State securities laws:

The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended, nor any other applicable securities act ("the AActs"), and may not be sold, transferred, assigned, pledged or otherwise distributed, unless there is an effective registration statement under such Acts covering such securities or an exemption from registration if available for the transfer of the securities.

4. REPRESENTATIONS AND WARRANTIES OF GARNET REGARDING SECURITIES TO BE CONVEYED.

 Garnet, who shall be deemed the "Subscriber" for the purposes of this Section, hereby represents and warrants to Iron Mask, who shall be deemed the "Company" for the purposes of this Section:

    THE UNDERSIGNED SUBSCRIBER UNDERSTANDS THAT THE COMPANY'S SHARES OF RESTRICTED COMMON STOCK HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION' ANY STATE SECURITIES AGENCY; OR ANY FOREIGN SECURITIES AGENCY.
    The undersigned Subscriber is not an underwriter and would be acquiring the Company's shares of Restricted common stock solely for investment for its own account and not with a view to, or for, resale in connection with any distribution within the meaning of any federal securities act, state securities act or any other applicable federal or state laws.
    The undersigned Subscriber understands the speculative nature and risks of investments associated with the Company, and confirms that the shares of Restricted common stock would be suitable and consistent with its investment program; that its financial position enables it to bear the risks of this investment; and that there is no public market for the shares of Restricted common stock subscribed for herein.
    The shares of Restricted common stock subscribed for herein may not be transferred, encumbered, sold, hypothecated or otherwise disposed of, if such disposition will violate any federal and/or state securities acts.
    To the extent that any federal and/or state securities laws shall require, the Subscriber hereby agrees that any shares of Restricted common stock acquired pursuant to this Agreement shall be without preference as to assets.
    The Company is under no obligation to register or seek an exemption under any federal securities act, state securities act, or any foreign securities act for any shares of Restricted common stock of the Company or to cause or permit such shares of Restricted common stock to be transferred in the absence of any such registration or exemption.
    The Subscriber has had the opportunity to ask questions of the Company and has received additional information from the Company to the extent that the Company possessed such information, necessary to evaluate the merits and risks of any investment in the Company. Further, the Subscriber has been given: (1) All material books, records and financial statements of the Company; (2) all material contracts and documents relating to the proposed transaction; (3) an opportunity to question the appropriate executive officers of the Company; and (4) all documents filed with the Securities And Exchange Commission.

    The Subscriber has satisfied the suitability standards imposed by its applicable state laws ad has a preexisting personal and business relationship with the Company.
    The Subscriber has adequate means of providing for its current needs and contingencies and has no need to sell the Restricted shares of common stock in the foreseeable future (that is at the time of the investment, Subscriber can afford to hold the investment for an indefinite period of time).
    The Subscriber has sufficient knowledge and experience in financial matters to evaluate the merits and risks of this investment and further, the Subscriber is capable of reading and interpreting financial statements.
    The Subscriber acknowledges that if it is a resident of the State of Florida, it has the privilege of declaring this transaction null and void provided the Subscriber communicates such intention to the Company in writing within three (3) days of the tender of its consideration.

  5. BOARD POSITION.

   Immediately upon the conveyance of the shares described in Section 2 above, Garnet shall be entitled to seat on the board of directors of Iron Mask a director of its choice, which entitlement shall continue as long as Garnet owns at least 2,000,000 shares of the common stock of Iron Mask. The initial nominee for such position shall be Aaron L. Charlton.

  6. OPTION TO PURCHASE SURFACE RIGHTS.

   Iron Mask shall have the option to purchase the surface rights, including stockpiled ore and mine tailing dumps, of the patented mining claims listed in Section 2 for the payment of $1,000,000.00, together with interest on the unpaid balance accruing at the rate of eight percent (8.0%) from and after the making of the first payment specified in Subsection "a." hereof. Exercise of said option shall be by payments made in the following manner:

  1. The payment of the sum of $100,000.00 within ninety (90) days of the execution of this Agreement;

  2. The payment of three quarterly payments of $50,000.00, plus all accrued interest to date, with the first such payment being due exactly six months after the execution of this Agreement, the second being due exactly nine months after the execution of this Agreement and the third being due exactly twelve months after the execution of this Agreement; and

  3. The payment of three semi-annual payments of $250,000.00 plus all accrued interest, with the first such payment being due exactly eighteen months after the execution of this Agreement, the second such payment being due exactly two years after the execution of this Agreement, and the third such payment being due exactly thirty months after the execution of this Agreement.

  In the event Iron Mask fails to make the first such payment, the option shall be deemed to have been unexercised or abandoned, and Garnet shall be entitled to retain any and all monies previously paid on such option as liquidated damages. No other recourse against Iron Mask shall be available to Garnet.

  In the event Iron Mask makes more than one such payment but fails to make them all in a timely fashion and Garnet's default remedy is invoked, Iron Mask shall receive a deed of conveyance of one mutually-agreed patented mining claim from the list above for every $150,000.00 paid by it pursuant to the option, provided, however, that the International and the Placer Claim No. 751 shall be the last two to be conveyed, provided sufficient monies have been paid. Garnet agrees, upon completion of the payments called for in this Section 6, to provide Iron Mask with title free and clear of all liens and encumbrances, except as may be agreed between the parties at the time and: (a) reservations and exceptions in patents from the United States or the State of Montana; (b) visible easements, easements of record and rights of way; (c) all building, use, zoning, sanitary and environmental restrictions; and (d) taxes and assessments for 2001 and subsequent years. Iron Mask shall have the right to review and approve the preliminary title commitment thereon, consonant with the terms of this paragraph, prior to closing.

  7. LEASE OF SURFACE RIGHTS.

   Until such time as Iron Mask chooses to exercise its option described in Section 6 hereof by its payment of the initial $100,000.00, it shall lease from Garnet the surface rights to the patented claims described in Section 2 hereof for a monthly rental of $3,000.00 per month, payable in arrears, with the first monthly rental payment being due on the date exactly one month after the execution of this Agreement, and with similar payments being due on the same day of each and every month until exercise of the option described in Section 6 hereof or termination of the leasehold by either party. If Iron Mask is unable in any given month to pay the full amount of the rental, up to $1,750.00 of such month's rental, accruing interest at the rate of 8.0% per annum, may be deferred for up to one year from the date of this Agreement by giving Garnet written notice of Iron Mask's intention to so defer a portion of that month's payment, but the minimum monthly rental of $1,250.00 must be paid. The lease arrangement shall be considered month-to-month, terminable with thirty days' written notice by the terminating party to the other party, except for termination for failure to pay the rent, which termination and eviction may be effected by a three-day written notice.

  8. BREACH OF AGREEMENT AND INVOCATION OF REMEDIES.

   Failure of either party to perform any of said party's obligations under this Agreement shall constitute a default. Should any default by either party continue for ten (10) days, the other party may, at such party's option, give the defaulting party written notice of the default or defaults claimed. If all such defaults are not cured within thirty (30) days after the service of said notice, then, without further notice of any kind, the party so giving notice may invoke any and all remedies which such party may have at law, equity or otherwise by statute.

  9. RIGHTS AND REMEDIES.

   The rights and remedies of any of the parties hereto shall not be mutually exclusive, and the exercise of one or more of the provisions of this Agreement shall not preclude the exercise of any other provisions unless specifically so limited herein. Each of the parties confirms that damages at law may not be an adequate remedy for a breach or threatened breach of any provisions hereof and that the breach of any portion of this Agreement will cause irreparable harm and significant injury to the non-breaching party which may be difficult to ascertain.

  The respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other equitable remedy, but nothing herein contained is intended to nor shall it limit or affect any rights at law or by statute or otherwise of any party aggrieved as against the other parties for a breach or threatened breach of any provision hereof, it being the intention by this paragraph to make clear the agreement of the parties that the respective rights and obligations of the parties hereunder shall be enforceable in equity as well as at law or otherwise.

  10. NOTICES.

   All notices, consents and demands under this Agreement shall be in writing and may be delivered personally, sent by telegram, telex, air courier or facsimile or may be forwarded by first class pre-paid registered or certified mail to the address for each party set forth above, or to such address as each party may from time to time specify by notice. Any notice delivered or sent by telegraph, telex or facsimile shall be deemed to have been given and received on the business day next following the date of delivery. Any notice mailed as aforesaid shall be deemed to have been given and received on the fifth business day following the date it is posted; provided that if between the time of mailing and the actual receipt of the notice there shall be a mail strike, slowdown or other labor dispute which might affect delivery of the notice by mails, then the notice shall be effective only if actually delivered.

  Each party's proper address shall be the mailing address set forth hereinabove until such party specified another address written notice to all the other parties. The above addresses may be changed at any time by giving notice as aforesaid.

  11. PARAGRAPH OR SECTION HEADINGS.

   Paragraph or section headings are provided for convenience only. In the event of any inconsistency between the paragraph headings and the body of the document, the body of the document shall control.

  12. GRAMMATICAL CONSTRUCTION.

   In this Agreement, whenever the context so requires, the masculine gender includes the feminine and/or neuter, the singular number includes the plural, and words importing persons shall include firms or corporations and vice versa.

  13. COSTS AND ATTORNEY'S FEES.

   In the event that either party institutes legal action for the enforcement of any right, obligation, provision or covenant of this agreement, the prevailing party shall be entitled to a reasonable attorney's fee in addition to costs of suit.

  14. TIME; WAIVER OF BREACH.

   It is agreed by the parties that time is of the essence to this Agreement. The failure of either party to enforce for any time or for any period of time any of the provisions of this Agreement shall not be construed as a waiver of such provision or of the right of such party thereafter to enforce each and every such provision.

  15. FACSIMILE EXECUTION AND DELIVERY.

   A facsimile transmission of a document bearing the signature(s) of a party hereto shall be acted upon and be deemed and treated to be an original document for all purposes. If a facsimile transmission is so made, the original of the signed documents shall be mailed or placed with a courier for personal delivery or mailed within three (3) business days of the facsimile transmission.

  16. COUNTERPARTS.

   This Agreement may be executed simultaneously in two or more counterparts, all of which together shall constitute one and the same instrument and when so signed shall be deemed to bear the date first written above.

  17. SUCCESSORS.

   This Agreement shall extend to and be binding upon the heirs, personal representatives, successors and assigns of the parties hereto.

  18. ASSIGNABILITY.

   This Agreement, nor any rights or obligations conferred hereunder, shall not be assigned in whole or in part by either party without obtaining the prior written consent of the other party.

  19. MODIFICATION OF AGREEMENT.

   It is expressly understood and agreed by and between the parties hereto that this Agreement may be modified only by a written instrument, which written instrument must be signed by all of the parties to this Agreement.

  20. CHOICE OF LAW.

   This Agreement and any disputes arising hereunder shall be governed by the laws of the State of Montana. It is agreed and acknowledged that this Agreement is made in Missoula County, Montana.

  21. WARRANTY OF AUTHORITY.

   The persons executing and delivering this Agreement on behalf of the parties represent and warrant that each of them is duly authorized to do so and that the execution of this Agreement is the lawful and voluntary act of the parties.

  22. SEVERABILITY.

   If any provision of this Agreement, or the application thereof to any person or circumstance, shall for any reason or to any extent, be invalid or unenforceable, such invalidity or unenforceability shall not in any manner affect or render invalid or unenforceable the remainder of this Agreement, and the application of that provision to other persons or circumstances shall not be affected but, rather, shall be enforced to the extent permitted by law.

  23. DRAFTING ATTORNEY.

   It is understood and agreed that the attorney drafting the documents pertaining to this transaction is solely the representative of Garnet and owes no duty to Iron Mask, and by executing this Agreement, Iron Mask acknowledges that its representatives have read this paragraph and are in agreement with its contents.

  24. ENTIRE AGREEMENT.

   All of the terms and conditions of this Agreement between the parties are contained herein, and NO REPRESENTATIONS OR INDUCEMENTS HAVE BEEN MADE OTHER THAN THOSE SPECIFICALLY SET FORTH.

  IN WITNESS WHEREOF, the parties hereto have executed this instrument the day and year first above written.

  IRON MASK MINING COMPANY, INC.
  By: /s/William Wells
  Its President

  CORDOBA CORPORATION
  /s/ Aaron L. Charlton
  Aaron L. Charlton, CEO

  GARNET MINING CORPORATION
  By: /s/ Aaron L. Charlton
  Aaron L. Charlton, CEO